                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Sterling Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

STERLING
------------
BANCSHARES



1998

NOTICE OF
ANNUAL MEETING
AND PROXY STATEMENT



----------------------

APRIL 23, 1998
THURSDAY AT 1:30 P.M. LOCAL TIME


[STERLING BANK LOGO]
MANGUM OFFICE
2201 MANGUM ROAD
HOUSTON, TEXAS  77092

                            STERLING BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1998

TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders (the "Meeting") of Sterling Bancshares, Inc. (the "Company") will be held at Sterling Bank's Mangum Office, 2201 Mangum Road, Houston, Texas, at 1:30 p.m., Houston time, on Thursday, April 23, 1998, for the following purposes:

              1. To elect one Class I director for a term of one year ending at the 1999 Annual Meeting of Shareholders, or until his successor has been elected and qualified.

              2. To elect five Class III directors for a term of three years ending at the 2001 Annual Meeting of Shareholders, or until their successors have been elected and qualified.

              3. To authorize an amendment to the Company's Restated and Amended Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $1.00 per share, from 30,000,000 to 50,000,000 shares.

              4. To authorize certain amendments to the Company's 1994 Stock Incentive Plan as more fully described in the Proxy Statement for the Meeting.

              5. To act on such other business as may properly come before the Meeting or any adjournment thereof.

         The close of business on March 1, 1998 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open to examination by any shareholder during ordinary business hours at the executive offices of the Company, 15000 Northwest Freeway, Houston, Texas 77040. Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         You are cordially invited and urged to attend the Meeting. If, however, you are unable to attend the Meeting, you are requested to sign and date the accompanying proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may, if you wish, vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.



                                                     /s/ MICHAEL A. ROY

                                                         Michael A. Roy
                                                         Secretary

March 17, 1998

                             YOUR VOTE IS IMPORTANT.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            STERLING BANCSHARES, INC.

                                 PROXY STATEMENT


            SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

GENERAL

         The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Sterling Bancshares, Inc., a Texas corporation (the "Company"), for use at the 1998 Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, April 23, 1998, at the time and place and for the purposes set forth in the accompanying Notice and at any recess or adjournment thereof. Holders of record of common stock, par value $1.00 per share ("Common Stock"), of the Company at the close of business on March 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 20,799,863 shares of Common Stock outstanding and entitled to vote. The total outstanding shares of Common Stock reflect the results of the three-for-two stock split that the Company effected on February 20, 1998, in the form of a 50% stock dividend.

         The Company's principal executive offices are located at 15000 Northwest Freeway, Houston, Texas 77040. This proxy statement and accompanying proxy are first being mailed to shareholders on or about March 23, 1998.

VOTING

         Holders of Common Stock are entitled to one vote per share. The presence at the Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to (i) elect the Class I and Class III nominees to the Board of Directors and (ii) authorize certain amendments to the Sterling Bancshares, Inc. 1994 Stock Incentive Plan. The affirmative vote of two-thirds of the outstanding shares of Common Stock as of the Record Date is required to authorize an amendment to the Company's Restated and Amended Articles of Incorporation to increase the number of authorized shares of Common Stock. If a share of Common Stock is represented for any purpose at the Meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Shares with respect to which authority is withheld, abstentions, and Broker Shares that are not voted are treated as shares as to which voting authority has been withheld by the holder of those shares and, therefore, as shares not voting on the proposal.

REVOCABILITY OF PROXIES

         The accompanying proxy, even though executed and returned, may be revoked at any time prior to being voted by notifying the Secretary in writing or by appearing in person and voting at the Meeting.

SOLICITATION

         The Company will bear the full cost of preparing, assembling, printing, and mailing this Proxy Statement, the accompanying proxy card, and any additional materials that may be furnished to shareholders and will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable expenses incurred in forwarding solicitation materials regarding the Meeting to beneficial owners. The solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or other form of direct communication by officers, directors, and regular employees of the Company or its subsidiaries, who will not be additionally compensated therefor, or by a proxy solicitation service that may be engaged at the expense of the Company.


                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, is being furnished with this Proxy Statement to shareholders of record on the Record Date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

         The Board currently consists of 15 directors. In accordance with the Company's Restated By-Laws, the members of the Board are divided into three classes, Class I, Class II, and Class III, respectively. Pursuant to the Company's Restated By-Laws, the members of each class are elected for a term of office expiring at the third succeeding annual meeting of shareholders following their election or until their successors are duly elected and qualified. The Company's Restated By-Laws provide further that the classes shall be as nearly equal in number as possible. The term of office of the Class III directors expires at the Meeting. The Class I and Class II directors are serving terms that expire at the annual meetings of shareholders in 1999 and 2000, respectively.

         Due to the resignation of certain directors, the Board recommends that the director classes be reconstituted in order for the classes to be as nearly equal as possible as required by the Company's Restated By-Laws. Accordingly, two of the existing Class I directors, John H. Buck and Bruce J., Harper, have been nominated for election as Class III directors. Upon their election as Class III directors, Messrs. Buck and Harper will resign their positions as Class I directors. In addition, under the terms of the Agreement and Plan of Merger relating to the acquisition of First Houston Bancshares, Inc. ("First Houston") that was consummated on September 30, 1997, the Company agreed to nominate one director who was designated by First Houston for election to a one year term. At the time of the acquisition of First Houston, John B. Carter, Jr. was designated by First Houston as its board designee. If the nominees for Class I and Class III directors are elected at the Meeting, the composition of the three classes of directors will be five Class I directors, four Class II directors and five Class III directors.

         The Board has nominated one Class I director for election at the
Meeting: John B. Carter, Jr. Following the acquisition of First Houston, Mr. Carter was appointed on October 20, 1997 as a Class III director to fill a vacancy on the Board. If elected at the Meeting, Mr. Carter will serve until the Company's 1999 annual meeting of shareholders or until his successor is elected.

         The Board has nominated five individuals for election as Class III directors at the Meeting: J. Downey Bridgwater, John H. Buck, Bruce J. Harper, George Martinez and Steven F. Retzloff. Two of the Class III nominees, Messrs. Martinez and Retzloff, have served as Class III directors since the 1995 annual meeting of shareholders and two of the Class III nominees, Messrs. Buck and Harper, have served as Class I directors since the 1996 annual meeting of shareholders. Mr. Bridgwater was appointed to fill a Class III vacancy on the Board in January 1998. The five Class III nominees, if elected at the Meeting, will serve until the Company's 2001 annual meeting of shareholders or until their respective successors are elected.

         THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS CLASS I AND CLASS III DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS CLASS I AND CLASS III DIRECTORS.

         Shareholders may not cumulate their votes in the election of directors. The Class I nominee and the five Class III nominees receiving the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting will be elected to the Board. Shareholders entitled to vote for the election of directors may withhold authority to vote for any or all nominees for directors. If any nominee becomes unavailable for any reason, then the shares represented by the proxy will be voted "FOR" the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable. Discretionary authority to do so is included in the proxy. The following table sets forth certain information concerning the persons who have been nominated for election as Class I and Class III directors and the other current directors of the Company, other than Class III directors whose terms expire at the Meeting and who have not been nominated for reelection.


                                                                                    DIRECTOR
NAME                              DESCRIPTION                            AGE         SINCE      DIRECTOR CLASS
----                              -----------                            ---         -----      --------------
J. Downey Bridgwater              President and director of the          40           1998      Class III Nominee
(1)(2)(3)(4)                      Company and Sterling Bank

John H. Buck (1)(5)               Director                               55           1996      Class III Nominee

John B. Carter, Jr.               Director                               73           1997      Class I Nominee

James M. Clepper (2)              Director                               52           1997      Class II

Walter P. Gibbs, Jr. (1)          Director                               65           1994      Class I

Bruce J. Harper (6)               Director                               63           1996      Class III Nominee

Glenn H. Johnson (6)              Director                               57           1990      Class I

James J. Kearney (2)              Director                               54           1995      Class II

George Martinez (1)(2)(3)         Chairman, Chief Financial              56           1980      Class III Nominee
                                  Officer and director of the
                                  Company and  Sterling Bank

Russell I. Orr (6)                Director                               63           1993      Class I

Christian A. Rasch                Director                               35           1996      Class I

Steven F. Retzloff (1)(5)         Director                               41           1988      Class III Nominee

Raimundo Riojas                   Director                               58           1994      Class II

Cuba Wadlington, Jr.(2)           Director                               54           1997      Class II


----------------

(1)  Member of the Executive Committee
(2)  Member of the Asset/Liability Management
(3)  Member of the Director Compensation Committee
(4)  Member of the Employee Savings Plan  Administration Committee
(5)  Member of the Compensation Committee
(6)  Member of the Audit Committee

         The following is a brief biographical summary of the directors of the Company.

         J. Downey Bridgwater (Class III Nominee) was elected President of the Company and Sterling Bank on December 29, 1997. Mr. Bridgwater was elected to the Board on January 26, 1998 to fill a vacancy among the Class III directors. From January 1996 until his election as President, he was the CEO of Sterling Bank's

Memorial Office. Prior to joining Sterling Bank on January 1, 1996, Mr. Bridgwater was a Senior Vice President of Corporate Banking with Charter National Bank - Houston from 1990 to 1995.

         John H. Buck (Class III Nominee) has been a partner since 1990 in the Houston law firm of Buck, Keenan & Owens, L.L.P.

         John B. Carter, Jr. (Class I Nominee) is engaged in various investment and consulting activities. He was Chairman of the Board of Directors of First Houston Bancshares, Inc. from February 1990 to September 1997 and of Houston National Bank from January 1987 to September 1997.

         James M. Clepper (Class II) has been since 1986 the President, Chief Executive Officer and sole shareholder of Southwest Solvents & Chemicals, an independent chemical distributor based in Houston, Texas.

         Walter P. Gibbs, Jr. (Class I) is retired. He was Chairman of the Sterling Bank Mangum Office from March 1994 to July 1995. From 1970 to March 1994, Mr. Gibbs was the President of Guardian Bancshares, Inc. and its subsidiary, Guardian Bank, prior to the merger of Guardian Bancshares, Inc. with the Company.

         Bruce J. Harper (Class III Nominee) independently advises business owners on developing strategies to improve operational effectiveness. From formation in 1962 until January 1998, Mr. Harper served as President and Chief Executive Officer of Harper & Pearson Company, a Houston accounting and consulting firm with emphasis on serving financial institutions and owner-managed businesses.

         Glenn H. Johnson (Class I) has been a partner in the Houston law firm of Johnson & Wurzer since 1973.

         James J. Kearney (Class II) has been since 1974 Senior Vice President and Director of the Private Client Group for the Houston, Texas office of Cowen & Co., a New York Stock Exchange investment banking and securities brokerage firm.

         George Martinez (Class III Nominee) has been Chairman of the Company since 1994, Chairman of Sterling Bank since December 1989, and Chief Financial Officer of the Company and Sterling Bank since January 1997. Prior to 1994, Mr. Martinez was President of the Company.

         Russell I. Orr (Class I) has been a certified public accountant practicing in Houston, Texas with his own firm, Orr & Co., since 1976.

         Christian A. Rasch (Class I) has been a Director of Sucsova Investments Corp., an investment company with interests primarily in agricultural, trading and financial enterprises, for the past five years.

         Steven F. Retzloff (Class III Nominee) has been President of Retzloff Industries, Inc., a manufacturer of trailers based in Houston, Texas, for the past five years.

         Raimundo Riojas (Class II) has been the CEO of Westrade, Inc., a joint venture with E. I. Dupont de Nemours, engaged in the distribution of agricultural chemical products, for the past five years.

         Cuba Wadlington, Jr. (Class II) has been Senior Vice President, General Manager and Director of Transcontinental Gas Pipe Line Corporation since 1995. From 1988 to 1995, he served as Senior Vice President and General Manager of Williams Western Pipeline Company and Executive Vice President of Kern River Gas Transmission Company.

         ADVISORY DIRECTORS. Thomas B. McDade, who has handled personal investments since retiring from his position as Vice Chairman and a director of Texas Commerce Bancshares, Inc., and George D. Francklow, Jr., who has been a partner in the oil and gas firm of Harris County Oil Company since 1986, serve as advisory directors of the Company. The appointment of advisory directors, if any, will be considered at the annual organizational meeting of the Board that immediately follows the Meeting.


                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD

         COMPENSATION OF DIRECTORS. For the 1997-1998 Board year, which ends on April 23, 1998, non-employee directors and advisory directors of the Company received an annual retainer fee paid as 675 shares of Common Stock (with no additional per-meeting fees), pursuant to the Company's 1995 Non-Employee Director Stock Compensation Plan (the "Director Stock Plan") that was approved by shareholders on April 17, 1995. In addition, directors and advisory directors who are members of committees of the Board received an annual committee fee in the form of an additional 1,012 shares of Common Stock, with no additional per-meeting fees and with no additional fee for serving on more than one committee. The Company also reimburses the directors' travel expenses for attending meetings.

         For the 1998-1999 Board year, the number of shares of Common Stock issuable to non-employee directors and advisory directors will be based on an annual retainer fee of $10,000 for service on the Board and $15,000 for serving on any committees of the Board. The amount of the annual retainer fees to be used in calculating the number of shares issuable to directors as compensation for their 1998-1999 board and committee service has been determined by the Director Compensation Committee based upon a number of factors, including available information for comparable public companies and banking organizations, the amounts that have been paid in prior years to directors of the Company, the duties and responsibilities of the directors, and the Company's financial and stock performance. There are no additional per-meeting fees and no additional fee for serving on more than one committee. The actual number of shares to be issued to the directors for their board and committee service will be determined based upon the closing price of the Common Stock on April 23, 1998, the date when the 1998-1999 Board year commences. Directors of the Company who are also employees of the Company do not receive fees for attending meetings of the Board.

         BOARD OF DIRECTORS. During 1997, the Board met five times. All directors attended 75 percent or more of the meetings of the Board and of the Committees of the Board on which they served during 1997.

         EXECUTIVE COMMITTEE. The directors who serve on the Executive Committee are John H. Buck, Walter P. Gibbs, Jr., J. Downey Bridgwater, George Martinez, and Steven F. Retzloff. In addition, Thomas McDade, an advisory director of the Company, and Howard Tellepsen, a member of the board of directors of Sterling Bank, serve on the Executive Committee. The primary function of the Executive Committee is to review the Company's performance and condition between board meetings, approve mergers and acquisitions, and policies, and evaluate management. The Executive Committee met eight times during 1997.

         AUDIT COMMITTEE. The directors who serve on the Audit Committee are Bruce J. Harper, Glenn H. Johnson and Russell I. Orr. The primary function of the Audit Committee is to direct and monitor the internal audit function and to make recommendations regarding the selection the Company's auditing firm. The Audit Committee met eight times during 1997.

         COMPENSATION COMMITTEE. The directors who serve on the Compensation Committee are John H. Buck and Steven F. Retzloff. In addition, Thomas McDade and Howard Tellepsen also serve on the Compensation Committee. The primary function of the Compensation Committee is to develop, review, and make recommendations to the full Board with respect to the Company's executive compensation policies and to make awards under the 1994 Stock Incentive Plan. The Compensation Committee met 6 times during 1997.

         ASSET/LIABILITY MANAGEMENT COMMITTEE. The directors who serve on the Asset/Liability Management Committee are J. Downey Bridgwater, C. P. Bryan, Jr., James M. Clepper, James J. Kearney, George Martinez and

Cuba Wadlington, Jr.. In addition, Daryl D. Bohls, Chief Credit Officer of the Company, as well as George D. Francklow, Jr., an advisory director of the Company, and Jack H. Herndon, an advisory director of Sterling Bank, are members of the Asset/Liability Management Committee. The primary function of the Asset/Liability Management Committee is to plan and oversee the process for matching the mix and maturities of assets and liabilities in ways that will provide a favorable and even flow of net interest income while assuming reasonable business risk. The Asset/Liability Management Committee met seven times during 1997.

         DIRECTOR COMPENSATION COMMITTEE. The directors who serve on the Director Compensation Committee are J. Downey Bridgwater and George Martinez. The primary function of the Director Compensation Committee is the administration of the Company's Director Stock Plan. The Director Compensation Committee met once during 1997.

         EMPLOYEE SAVINGS PLAN ADMINISTRATION COMMITTEE. The sole director who serves on the Employee Savings Plan Administration Committee is J. Downey Bridgwater. In addition, Daryl D. Bohls, James E. Froehlich, Bambi McCullough and Glenn W. Rust, officers of the Company and/or Sterling Bank, are members of the Employee Savings Plan Administration Committee. The primary function of the Employee Savings Plan Administration Committee is oversight of the Company's Employee Savings Plan. The Employee Savings Plan Administration Committee met four times during 1997.


                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

         The following is a report from the Compensation Committee of the Board of Directors describing the policies pursuant to which compensation was paid to executive officers of the Company during 1997.

         The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. John H. Buck, Thomas McDade (advisory director), Steven F. Retzloff and Howard Tellepsen (a director of Sterling Bank) serve on the Compensation Committee. Annually, the Compensation Committee prepares a report which sets forth the components of the Company's executive officer compensation program and describes the basis on which compensation determinations for the prior year were made by the Compensation Committee with respect to the executive officers of the Company.

         The Company believes that compensation of its executive officers should reflect and support the Company's strategic goals, the primary goal being the creation of long-term value for the Company's shareholders while protecting the interests of the depositors of the Company's subsidiary bank. The Compensation Committee believes that these goals are best served by compensating its executive officers competitively with similarly situated executive officers in the banking industry and rewarding individuals for outstanding contributions to the Company's success.

         Under the guidance of the Compensation Committee, the Company currently employs a base salary structure in concert with an incentive compensation program which closely aligns compensation with the Company's financial performance. The base salary levels are determined through comparisons of salary levels of executive officers of banking organizations of similar size. In addition, the Compensation Committee takes into account individual experience and performance and specific issues particular to the Company.

         The Company, following the recommendation of the Compensation Committee, has adopted an incentive compensation program (the "Incentive Program") for officers of its subsidiary bank, including the named executive officers of the Company. The Incentive Program, the components of which are reviewed annually by the Compensation Committee, provides that officers will receive incentive compensation equal to a designated percentage of the Company's earnings in excess of earnings needed to provide a minimum specified return on equity ("ROE"). Since 1995, this minimum threshold of earnings has been a 12% ROE, with 27% of earnings above the 12% ROE threshold being used to fund the Incentive Program. The entire incentive compensation fund is allocated among all of the officers based on a point system relating to salary, level of responsibility, individual performance and, where applicable, bank office and departmental performance.

         In addition, each of the named executive officers participates in the Company-wide employee savings plan (the "Savings Plan"), which includes matching of employee contributions and profit sharing contributions by the Company. Quarterly, the Company matches with Common Stock of the Company one-half of each employee's contributions to the Savings Plan up to 6% of the employee's salary. Profit sharing contributions are allocated to participant accounts based on the ratio which the compensation of each participant bears to the compensation of all participants eligible to participate in the Savings Plan. In 1996, the Company adopted the Sterling Bancshares, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") to enable eligible participants, including the named executive officers of the Company, to make and receive contributions on a tax deferred basis which are otherwise precluded from being credited to their Savings Plan accounts under applicable regulations of the Internal Revenue Service. The Board of Directors determines the amount, presently set at 10% of current or accumulated profits before taxes, to be contributed to the Savings Plan and Deferred Compensation Plan on behalf of the participants with respect to a given taxable year.

         Finally, each of the named executive officers may be selected to participate in the Company's 1994 Stock Incentive Plan. During 1997, pursuant to the Stock Incentive Plan, options for the purchase of shares of the Company's Common Stock were granted to the following executive officers: (1) J. Downey Bridgwater received options to purchase 4,041 shares of Common Stock; and (2) Glenn W. Rust received options to purchase 2,932 shares of Common Stock. Option share amounts noted above have been adjusted to reflect the three-for-two stock split (effected as a stock dividend) that was distributed in February 1998.

         Compensation for each of the named executive officers, as well as other senior executives, consists of a base salary and incentive compensation. The Committee will continue to monitor the salary levels of the named executive officers to ensure that the components of compensation are consistent with the Company's objectives. Generally, the amounts received by the named executive officers from the Incentive Program exceeded 20% of their 1997 compensation. The amounts contributed by the Company to the Savings Plan and the Deferred Compensation Plan accounts of the named executive officers for fiscal year 1997 totaled $149,236.

         In reviewing the 1997 compensation of Mr. Martinez, the Company's Chairman, the Compensation Committee reviewed his compensation history, executive compensation survey data, and comparative performance information. Based upon such information, the Compensation Committee determined that a base salary adjustment was warranted and set Mr. Martinez' salary for 1997 at $195,000, a 13.4% increase over 1996. Mr. Martinez participates in the Incentive Program along with all other officers. From the Incentive Program in 1997, Mr. Martinez earned a bonus of $87,782 resulting in 31% of his 1997 compensation being dependent on the financial performance of the Company. The amount contributed by the Company to the Savings Plan and Deferred Compensation Plan accounts of Mr. Martinez in fiscal year 1997 was $33,761. The Compensation Committee believes that Mr. Martinez' total compensation is reasonable and competitive based upon compensation survey data and comparative performance information.

Date:  March 1, 1998                                     Compensation Committee:
                                                         John H. Buck
                                                         Thomas McDade
                                                         Steven F. Retzloff
                                                         Howard Tellepsen

COMPENSATION COMMITTEE INTERLOCKS

         During 1997, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or
(iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.


                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return indices of the NASDAQ Composite Index and the NASDAQ Bank Index for the period between December 31, 1992 and December 31, 1997. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance. The information on the Company's Common Stock has been adjusted to reflect the three-for-two stock splits (effected as stock dividends) that were implemented in 1995, 1996 and 1997.



                     COMPOSITE OF CUMULATIVE TOTAL RETURN *
                THE NASDAQ COMPOSITE INDEX, THE NASDAQ BANK INDEX
                                       AND
                            STERLING BANCSHARES, INC.


                                    [CHART]

                                              12/31/92    12/31/93      12/31/94     12/31/95      12/31/96       12/31/97
                                              --------    --------      --------     --------      --------       --------
Sterling Bancshares                            $100.00     $124.28       $125.32      $188.91       $309.29        $503.54
NASDAQ Composite Index                          100.00      114.75        111.08       155.42        190.71         202.15
NASDAQ Bank Index                               100.00      129.37        130.80       189.41        238.95         302.17

   * Assumes that the value of the investment in Sterling Bancshares, Inc. and each index, was $100 on December 31, 1992 and that all dividends were reinvested.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth for 1997, 1996 and 1995 the compensation of (i) the Chief Executive Officer of the Company, (ii) the other four most highly compensated executive officers of the Company or its bank subsidiary who were serving as executive officers at the end of 1997, and (iii) an additional individual, Mark T. Giles, who although not serving as executive officer at the end of 1997 was one of the four most highly compensated officers of the Company during 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
       Name and                                       Annual Compensation (1)         Compensation          All Other
  Principal Position                 Year             Salary            Bonus        Stock Options (2)    Compensation (3)
  ------------------                 ----             ------            -----        -----------------    ----------------
     George Martinez                 1997            $195,000          $87,782                     0            $33,762
        Chairman and Chief           1996             172,000           64,745                     0             32,051
        Financial Officer            1995             156,000           56,789                90,261             17,591

     Mark T. Giles (4)               1997            $190,000          $87,402                     0            $35,088
        Former President             1996             165,000           62,187                33,750             32,087
                                     1995             150,000           23,519                50,625             23,073

     C. P. Bryan, Jr. (5)            1997            $132,600          $54,513                     0            $23,421
        Former CEO, Champions        1996             130,000           45,994                     0             25,254
        Office, Sterling Bank        1995             125,000           45,458                57,861             22,687

     Daryl D. Bohls                  1997            $114,400          $49,987                     0            $21,003
        CEO, Westheimer Office,      1996             110,500           37,756                 2,250             19,767
        Sterling Bank                1995             106,900           39,072                     0             16,980

     Glenn W. Rust (6)               1997            $106,000          $45,865                 2,933            $17,977
        Executive Vice President     1996             100,000           40,714                 1,110             18,421
        Sterling Bank                1995              50,000            5,000                25,313                  0

     J. Downey Bridgwater (7)        1997            $106,000          $38,908                 4,041            $17,986
        President                    1996             100,000           15,630                25,313             16,097

----------------

(1) Other annual compensation provided to the named executive officers during 1997, 1996, or 1995 did not exceed the disclosure requirements of the rules promulgated by the Securities and Exchange Commission.

(2) Adjusted to reflect the three-for-two stock split that was effected on February 20, 1998.

(3) The amounts in this column reflect the Company's contribution to the Employee Savings Plan of the named executive officers during 1997, 1996 and 1995, together with the Company's contribution for 1997 to their 401(k) plan matching accounts and for 1997 and 1996 to their Deferred Compensation Plan accounts. Such amounts, however, do not include (i) trust forfeitures occurring under the terms of the Employee Savings Plan, (ii) earnings on the undistributed balances held pursuant to the Employee Savings Plan for the benefit of participants, or (iii) term life insurance premiums paid by the Company for the benefit of the named executive officers. The amount of such life insurance premiums for 1997 were as follows, with comparable amounts having been paid in prior reported periods: Martinez ($400), Giles ($400), Bryan ($398), Bohls ($344), Rust ($318), and Bridgwater ($318).

(4) Mr. Giles resigned his positions as President of the Company and Sterling Bank effective December 29, 1997, to join an investment group that is in the process of forming a national bank in Charlottesville, Virginia. To assist in the transition following his resignation, Mr. Giles continued to be employed by the Company in an advisory capacity until February 28, 1998.

(5)  Mr. Bryan left the employment of Sterling Bank after the end of 1997.

(6) Mr. Rust was not an officer, director or employee of the Company prior to joining Sterling Bank on June 26, 1995.

(7) Mr. Bridgwater was appointed President of the Company and Sterling Bank on December 29, 1997. He was not an officer, director or employee of the Company prior to joining Sterling Bank on January 1, 1996.


                               STOCK OPTION PLANS

         The Company currently maintains the 1994 Stock Incentive Plan (the "Stock Incentive Plan") for all of its officers and key employees which is administered by the Compensation Committee. The Board has recommended that the Stock Incentive Plan be amended and restated to conform to current legal requirements and to modify certain provisions so that the Stock Incentive Plan better serves its original intent. The proposal to amend and restate the Stock Incentive Plan (the "Amended Plan") is discussed below at page 15. An aggregate of 1,771,875 shares (adjusted for the three-for-two stock split effected on February 20, 1998) are issuable under the Stock Incentive Plan prior to its termination in April 2004; however, the proposal to approve and adopt the Amended Plan contemplates increasing the total number of options issuable under the Stock Incentive Plan to 2,000,000 shares. During 1997, stock options covering approximately 167,175 shares of the Company's stock were issued to 44 officers.

OPTION GRANTS TABLE

         The following table sets forth information concerning the grant of stock options during 1997 to the Company's Chief Executive Officer and the named executive officers in the Summary Compensation Table, adjusted to reflect the stock split that was effected on February 20, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants
                                         --------------------------------------     Potential Realizable
                            Number of    Percentage                               Value at Assumed Annual
                           Securities     of Total                                  Rate of Stock Price
                           Underlying      Options                                    Appreciation for
                             Options     Granted to     Exercise                      Option Term($)(3)
                             Granted    Employees in      Price      Expiration    ----------------------
Name                       (Shares)(1)     1997(2)      ($/Share)       Date            5%         10%
----                       -----------     -------      ---------       ----            --         ---
George Martinez                      0        -               -             -               -            -
Mark T. Giles                        0        -               -             -               -            -
C. P. Bryan, Jr.                     0        -               -             -               -            -
Daryl D. Bohls                       0        -               -             -               -            -
Glenn W. Rust                    2,933      1.8%          $8.78       1/23/07         $16,195      $41,042
J. Downey Bridgwater             4,041      2.4%          $8.78       1/23/07         $22,313      $56,546


-----------

(1) The options granted in 1997 vest over four years at the rate of 25% per year on each anniversary of the date of grant.

(2) The Company granted options representing approximately 167,000 shares to employees in 1997, as adjusted for the three-for-two stock split distributed on February 20, 1998.

(3) These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth information concerning the exercise of stock options during 1997 by the Company's Chief Executive Officer and the named executive officers set forth in the Summary Compensation Table, and the fiscal year-end value of unexercised options.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                             Number of Unexercised          Value of Unexercised
                                                                   Options at              In-the-Money Options at
                               Shares                        December 31, 1997 (2)        December 31, 1997 (2)(3)
                             Acquired on      Value       ---------------------------   ---------------------------
 Name                       Exercise (#)    Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
 ----                       -------------  ------------   -----------   -------------   -----------   -------------
George Martinez                         0             0         45,131         45,130       $453,115       $453,205
Mark T. Giles                           0             0         33,749         59,063        317,916        509,293
C. P. Bryan, Jr.                        0             0         28,930         28,931        290,457        290,467
Daryl D. Bohls                          0             0          9,343          1,688        114,362         12,761
Glenn W. Rust                           0             0         12,933         16,423        124,225        142,281
J. Downey Bridgwater (1)            6,327       $41,885              0         23,027              0        174,759


-----------------

(1) In accordance with the terms of the Stock Incentive Plan, Mr. Bridgwater exercised options in a cashless brokered transaction and received the value of the option shares in lieu of acquiring the shares underlying the options which he exercised.

(2) Adjusted to reflect the three-for-two stock split that was effected on February 20, 1998.

(3) An option is "in the money" if the market value of the Common Stock underlying the option (based on the NASDAQ closing price of $13.50 on December 31, 1997, as adjusted for the stock split referred to in Note 2 above) exceeds the exercise price of the option.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information known to the Company concerning persons who beneficially owned more than 5% of the outstanding Common Stock of the Company as of the Record Date. The table also shows information concerning beneficial ownership by all directors and board nominees, by each of the executive officers named in the Summary Compensation Table and by all directors and officers as a group. The number of shares beneficially owned by each director or officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has the sole or shared voting power or investment power and also shares that the individual has the sole right to acquire within 60 days through the exercise of any stock option or right. Unless otherwise noted, each person listed below has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares listed.

                                                Amount and Nature of  Percent of
         Name of Beneficial Owner               Beneficial Ownership     Class
         ------------------------               --------------------  ----------
             A. F. Retzloff                         1,273,729 (1)        6.0%
               13955 FM 529
               Houston, Texas  77041
             Steven F. Retzloff                     1,071,357 (2)        5.0%
               13955 FM 529
               Houston, Texas  77041
             Retzloff Industries, Inc.              1,067,589            5.0%
               13955 FM 529
               Houston, Texas  77041

                                                Amount and Nature of  Percent of
         Name of Beneficial Owner               Beneficial Ownership     Class
         ------------------------               --------------------  ----------
             Daryl D. Bohls                           61,868 (3)             *
             J. Downey Bridgwater                      7,339 (4)             *
             C. P. Bryan, Jr.                             12                 *
             John H. Buck                              5,061                 *
             John B. Carter, Jr.                     339,841 (5)           2.0%
             James M. Clepper                          2,530                 *
             Walter P. Gibbs, Jr.                    315,786               1.5%
             Mark T. Giles                            81,342 (6)             *
             Bruce J. Harper                           2,530                 *
             Glenn H. Johnson                        201,993 (7)             *
             James J. Kearney                         22,780                 *
             George Martinez                         740,122 (8)           3.5%
             Russell I. Orr                           27,675                 *
             Christian A. Rasch                      809,012 (9)           3.8%
             Raimundo Riojas                         231,395 (10)          1.1%
             Glenn W. Rust                            16,194 (11)            *
             Cuba Wadlington, Jr.                      2,530                 *
             All directors and executive
             officers as a group
             (19 persons)                          4,145,507              19.4%

----------------
*    Indicates less than one percent.

(1) Includes 1,067,589 shares owned of record by Retzloff Industries, Inc., of which A.F. Retzloff is the Chairman of the Board, and 128,742 shares owned of record by the Georgia Rainey Retzloff Testamentary Trust, of which Mr. Retzloff is the trustee.

(2) Includes 1,067,589 shares owned of record by Retzloff Industries, Inc., of which Steven F. Retzloff is the controlling shareholder, President and CEO.

(3) Includes 3,619 shares held in an individual retirement account by Mr. Bohls' spouse and 9,906 shares that can be acquired pursuant to exercise of fully vested outstanding stock options (563 of which vested after December 31, 1997).

(4) Represents shares that could be acquired pursuant to exercise of fully vested outstanding stock options (all of which vested after December 31, 1997).

(5) Includes 119,025 shares that are owned of record by Carter Interests Ltd., of which Mr. Carter is the managing partner.

(6) Includes 20,814 shares held in an individual retirement account by Mr. Giles' spouse.

(7) Includes 30,375 shares owned of record by the Elliott A. Johnson -- Grandchildren Trust, Glenn H. Johnson, Trustee; 30,375 shares owned of record by the Katherine M. Johnson Marital Trust, Glenn H. Johnson, Trustee; 121,500 shares owned of record by Katherine M. Johnson, Mr. Johnson's mother, and managed by Mr. Johnson under a power of attorney; and 7,595 held of record by Johnson & Wurzer, P.C., of which Mr. Johnson is the controlling shareholder.

(8) Includes 67,695 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options (22,565 of which vested after December 31, 1997).

(9) Represents shares owned of record by either Sucsova Investments Corp. or Multiflora International, Inc., companies owned by Mr. Rasch and other members of his family.

(10) Includes 228,358 shares owned by Glencox Investments, Inc., which is principally owned and controlled by Mr. Riojas.

(11) Includes 13,944 shares that can be acquired pursuant to the exercise of fully vested outstanding stock options (1,011 of which vested after December 31, 1997).

                              CERTAIN TRANSACTIONS

         Certain of the Company's officers and directors are, or have been in the past, customers of the Company's subsidiary bank and its predecessor banks, and some of the Company's officers and directors are directors, officers or shareholders of entities which are, or have been in the past, customers of such banks. As such customers, they have had transactions in the ordinary course of business with such banks, including outstanding loans. All such loans were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than a normal risk of collectability or present any other unfavorable or preferential features. All credit transactions involving officers and directors, either of the Company or of Sterling Bank, are reviewed and approved by the Loan Committee of Sterling Bank and are disclosed and reviewed monthly in the meetings of the Board of Directors of Sterling Bank.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected Deloitte & Touche LLP as its independent audit firm for fiscal year 1998. Deloitte & Touche LLP has served as the Company's independent audit firm since 1988. Representatives of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make a statement at the Meeting if they desire to do so. They will also be available to respond to appropriate questions of shareholders at the Meeting.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and holders of more than 10% of the Company's outstanding Common Stock are required to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

         Due to inadvertence in connection with small transactions involving the Company's Common Stock, two directors, Messrs. Bohls and Orr, did not timely file reports on Form 4 to reflect changes in their beneficial ownership during 1997. Upon discovery of such inadvertent omission, all such transactions have been reported to the SEC. Based solely upon the information provided to the Company by its directors, executive officers and ten percent beneficial owners, the Company believes that all other filings required under Section 16(a) of the Exchange Act have been made.


        PROPOSAL TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

         The Board of Directors is seeking shareholder approval to amend Article 4 of the Company's Restated and Amended Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of Common Stock of the Company from 30,000,000 to 50,000,000 shares. This proposal has been unanimously approved by the Board of Directors subject to approval by the shareholders of the Company. If the proposed amendment is authorized, the text of the first paragraph of Article 4 of the Articles of Incorporation would be amended to read as follows:

     "The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 51,000,000 shares, divided into the following: (i) 1,000,000 shares of Preferred Stock, par value $1.00 per share (Preferred Stock); and (ii) 50,000,000 shares of Common Stock, par value $1.00 per share (Common Stock)."

         As of the Record Date, 49,500 shares of Series A Convertible Preferred Stock, 38,880 shares of Series B Convertible Preferred Stock, 38,500 shares of Series C Convertible Preferred Stock, 50,233 shares of Series D Convertible Preferred Stock and 20,799,863 shares of Common Stock were outstanding, after giving effect to the three-for-two stock split of the Company's Common Stock (effected as a stock dividend) distributed on February 20, 1998 to holders of record on February 6, 1998. The outstanding shares of Convertible Preferred Stock are convertible into a maximum of 459,494 shares of Common Stock. The Board has also designated 50,000 shares of Series E Convertible Preferred Stock for issuance in connection with the opening of the Spencer Highway office, which will be convertible into a maximum of 62,500 shares of Common Stock. Also, as of the Record Date and after giving effect to the three-for-two split, (i) 840,904 shares of Common Stock were reserved for issuance under the Company's stock option plans, (ii) 36,141 shares were reserved for issuance under the 1994 Employee Stock Purchase Plan, and (iv) 420,000 shares were reserved for issuance under the Director Stock Plan. On September 30, 1997, the Company completed the acquisition of First Houston and its subsidiary, Houston National Bank, in a stock-for-stock merger, pursuant to which the shareholders of First Houston were issued 1,686,074 shares of Common Stock. On February 17, 1998, the Company entered into an Agreement and Plan of Consolidation to acquire Humble National Bank in a stock-for-stock merger that, upon consummation, would require the issuance of 855,000 shares of Common Stock. On February 13, 1998, the Company filed a shelf registration statement on Form S-4 with the SEC for purposes of registering 4,000,000 shares of Common Stock which the Company intends to use for future stock acquisitions. The registration statement was declared effective on March 3, 1998, and the shares registered under the shelf registration are available for issuance in potential future acquisitions. As a result of the foregoing events and transactions, the Company will have less than three million unreserved and otherwise uncommitted shares of Common Stock available for future issuance.

REASONS FOR THE PROPOSED AMENDMENT

         The proposed increase in the authorized shares of Common Stock has been recommended by the Board to ensure that an adequate supply of authorized and unissued shares is available for general corporate needs, such as employee benefit plans, the conversion of other securities (such as warrants and preferred stock) that may be issued by the Company, future stock splits, stock dividends and other distributions to shareholders, raising additional capital, financing arrangements, and acquisitions by the Company of other banks or businesses if favorable opportunities become available. Except for issuances of shares of Common Stock (i) pursuant to the Company's stock option and stock compensation plans, (ii) upon conversion of the designated series of Convertible Preferred Stock, and (iii) in connection with the proposed acquisition of Humble National Bank, the Company has no present plans, arrangements or understandings to issue any additional shares of Common Stock or Preferred Stock.

 POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

         If approved by the shareholders, the additional authorized shares of Common Stock would be available for issuance at the discretion of the Board without further shareholder approval (subject to applicable rules of the National Association of Securities Dealers, Inc.), without the delay and expense incident to holding a special meeting of shareholders to consider any specific issuance. However, the rules of the National Association of Securities Dealers, Inc. (applicable to NASDAQ National Market System issuers) generally require shareholder approval in the following situations: (i) in connection with the acquisition of certain stock or assets, including another business, from a director, officer or substantial shareholder, or from an entity in which one of such persons has a substantial direct or indirect interest, and the stock issuable in such transaction could result in an increase in the number of shares or voting power of the outstanding shares by 5% or more, (ii) in a transaction or a series of transactions (except for a public offering of Common Stock for cash) that would result in an increase in the number of shares or voting power of the outstanding shares by 20% or more, (iii) where the issuance of Common Stock would result in a change of control of the Company, or (iv) in connection with a stock option or purchase plan under which stock may be acquired by officers or directors.

         Current holders of Common Stock have no preemptive rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends and of liquidation proceeds payable to the holders of currently outstanding Common Stock.

         In addition, the Board could use the authorized but unissued shares of Common Stock to create impediments to a takeover or a change of control of the Company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company might seek to frustrate a takeover attempt by making a private sale of a large block of shares to a third party who was opposed to such an attempt. The increase in authorized stock might also be considered as having the effect of discouraging an attempt by a third party to acquire control of the Company, through the acquisition of a substantial number of shares, since the issuance of any shares could be used to dilute the stock ownership of shares of the Company's voting stock held by such third party. Accordingly, an effect of the increase in the number of authorized shares of Common Stock may be to deter a future takeover attempt. The Board is not presently aware of any plans to acquire control of the Company. The Board has not proposed the amendment to the Articles of Incorporation as an anti-takeover measure.

REQUIRED VOTE AND RECOMMENDATION

         The affirmative vote of holders of two-thirds of the outstanding shares of Common Stock as of the Record Date is required to approve the proposed amendment to the Company's Articles of Incorporation. Abstentions and broker non-votes have the same legal effect as a vote against this proposal.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION.


                PROPOSAL TO APPROVE AMENDMENT AND RESTATEMENT OF
                          THE 1994 STOCK INCENTIVE PLAN

         The Board is seeking shareholder approval to amend and restate the 1994 Stock Incentive Plan. Proxies will be so voted unless the shareholders specify otherwise in their proxies. This proposal will be adopted by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote.

         The Board recommends the approval of the amendment and restatement of the 1994 Stock Incentive Plan (the "Amended Plan"). The Amended Plan was adopted by the Executive and Compensation Committees of the Board of Directors on March 16, 1998, contingent upon its ratification by the Board and approval by the shareholders. The Board believes the Company's success and long-term progress are dependent upon attracting and retaining officers and employees of the Company and its subsidiaries. The Amended Plan gives the Compensation Committee maximum flexibility to use various forms of incentive awards as part of the Company's overall compensation program.

         The primary changes being proposed in the Amended Plan are: (i) to increase the number of shares of the Common Stock of the Company available for awards thereunder from 1,771,875 to 2,000,000 shares in order to generally maintain the 10% ratio of available awards to issued and outstanding shares of Common Stock as was the case when the Stock Incentive Plan was originally adopted; (ii) to provide greater flexibility in the types of awards that may be made; (iii) to conform the provisions of the Stock Incentive Plan to certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"); and
(iv) to accelerate vesting of all awards that have been made in the event of a "Change in Control" (as described below).

         The Amended Plan is intended to encourage employees of the Company and its subsidiaries to acquire or increase their equity interest in the Company. Additionally, the Amended Plan is intended to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. The Amended Plan is also contemplated to enhance the ability of the Company and its subsidiaries to attract and retain the services of individuals who can contribute to the growth and profitability of the Company.

         The full text of the Amended Plan is set forth in Appendix A to this Proxy Statement. The essential features of the Amended Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the Amended Plan. All capitalized terms not defined herein shall have the meaning as defined in the Amended Plan.

TYPES OF AWARDS

         The Amended Plan would permit the granting of any or all of the following types of awards ("Awards"): (i) stock options, including incentive stock options ("ISOs"); (ii) restricted stock; (iii) performance awards; (iv) phantom shares; (v) bonus shares; and (vi) other stock-based awards. Substantially all the Awards that have been made under the 1994 Stock Incentive Plan have been in the form of ISOs; however, greater flexibility in the types of awards that may be made will enhance the Company's ability to meet the objectives of the Company's compensation program.

ELIGIBILITY FOR PARTICIPATION

         All employees, including officers, of the Company or any subsidiary will be eligible to receive Awards under the Amended Plan; however, the Compensation Committee of the Board (the "Committee") will have the discretion to determine those employees who participate and receive Awards under the Amended Plan. At the present time, the Committee has elected to limit participation and make Awards only to officers of the Company.

ADMINISTRATION

         The Amended Plan, in general, will be administered by the Committee, which is composed of directors appointed by the Board who are not also employees of the Company or an affiliate. The Committee will select the participants who will receive Awards, determine the type and terms of Awards to be granted, and interpret and administer the Amended Plan.

AMENDMENT AND TERMINATION

         The Board may terminate or amend the Amended Plan without shareholder approval, except that shareholder approval is required for any amendment that would increase the number of shares available for grant.

TERM OF THE PLAN

         The Amended Plan will terminate on April 18, 2004, after which time no additional Awards may be made under the Amended Plan.

SHARES SUBJECT TO THE PLAN

         Subject to adjustment as described more fully below, 2,000,000 shares of Common Stock may be awarded under the Amended Plan.

STOCK OPTIONS

         Stock options granted under the Amended Plan will be subject to the terms and conditions determined by the Committee, except that: (i) the option exercise price cannot be less than 100% of the fair market value of a share of Common Stock at the time the option is granted; and (ii) no option may be exercised more than ten years after it is granted. ISOs may be granted to employees of the Company and its subsidiaries in accordance with the requirements of the Code.

         The Committee will determine the form in which payment of the exercise price may be made, which may include cash, shares of Common Stock owned for more than six months, checks, loans, "cashless" broker procedures, other securities or other property, or any combinations thereof, having a fair market value on the exercise date equal to the exercise price.

RESTRICTED STOCK

         The Committee shall determine the employees to whom Restricted Stock will be granted, the number of shares of Restricted Stock to be granted to each participant, the duration of the restriction period, the conditions under which the Restricted Stock may be forfeited to the Company and other terms and conditions of Awards of Restricted Stock. Restricted Stock may not be disposed of by the participant until the restrictions specified in the Award expire. The participant will have, with respect to Restricted Stock, the right to vote the shares and, unless otherwise determined by the Committee, the right to receive any cash dividends. Except as otherwise determined by the Committee, upon termination of a participant's employment for any reason during the restriction period, all Restricted Stock will be forfeited by the participant.

PERFORMANCE AWARDS

         Performance Awards, which consist of a right payable in cash, shares of Common Stock, other securities or other property, may be granted upon the achievement of specific performance goals. Performance goals will include, but are not limited to, the attainment of target levels of financial performance. The Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award. The Committee shall establish performance criteria associated with grants of Performance Awards.

BONUS SHARES

         The Committee may deliver shares of Common Shock to any eligible employee as additional compensation for the employee's services to the Company.

PHANTOM SHARES

         An Award of Phantom Shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the fulfillment of such conditions, including the achievement of performance of goals and/or the performance of services, as the Committee may specify. Prior to the delivery of the Phantom Shares, the participant has no right to transfer any rights under his or her Award and no rights as a shareholder with respect to the shares covered by the Award, except as to phantom dividends that the Committee may elect to credit in a bookkeeping account.

OTHER STOCK-BASED AWARDS

         In its discretion, the Committee may grant other forms of Awards based on, payable in, or otherwise related in whole or in part to the Common Stock. Subject to the terms of the Amended Plan, the Committee shall determine the terms and conditions of any such other stock-based awards.

CHANGE IN CONTROL

         In the event of a "Change in Control," as defined in the Amended Plan, the exercise or vesting date of all Awards shall automatically accelerate in full and the Committee may, subject to certain provisions, cause any outstanding Award to be assumed, or a new right substituted therefor, by the acquiring or surviving corporation.

         A Change in Control is deemed to occur under the Amended Plan when either (a) any person other than the Company or a benefit plan of the Company acquires voting securities representing 35% or more of the total voting power of all outstanding voting securities of the Company; (b) the shareholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company or a reverse stock split unless at least 75% of the holders of the Company's voting securities prior to the transaction own 75% of the total voting power of the surviving entity upon consummation of the transaction; (c) the shareholders shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of 50% or more of the total assets of the Company; or (d) the individuals who constitute the Board of Directors following the 1998 Annual Meeting of Shareholders (the "Incumbent Board") constitute less than a majority of the members of the Board; provided, however, that any person becoming a director after the effective date of the Amended Plan whose election or nomination for election is approved by a vote of a majority of the directors than comprising the Incumbent Board shall for purposes of the Amended Plan be considered as though such person was a member of the Incumbent Board.

ADJUSTMENTS

         In the event the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other similar corporate transaction or event affects the Common Stock so that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended under the Amended Plan, then the Committee shall adjust any or all of the Awards.

WITHHOLDING TAXES

         In general, a participant will be required to pay the Company the applicable withholding taxes with respect to the compensation income realized or make other arrangements satisfactory to the Company for the payment of such taxes.

TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY

         To the extent that a participant recognizes ordinary income with respect to the grant or exercise of an Award, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction for federal income tax purposes provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of
Section 280G of the Code, (ii) the applicable reporting requirements of the Internal Revenue Service with respect to the compensation are timely satisfied by the Company or subsidiary, and (iii) the $1 million limitation of Section 162(m) of the Code is not exceeded.

         The $1 million limitation of Section 162(m) of the Code applies only with respect to compensation paid to "covered employees," i.e., the Company's Chief Executive Officer and the four highest compensated executive officers of the Company or those individuals deemed to be executive officers of the Company (other than the Chief Executive Officer) and who are officers on the last day of the year in question. Any Award under the Amended Plan expressly intended by the Committee to qualify as "performance based compensation" will not be paid unless it so qualifies. Awards that either are not intended to qualify or which cannot qualify as performance based will be paid without regard to the limitation on deductibility under Section 162 of the Code.

PERFORMANCE GOALS AND INDIVIDUAL LIMITATIONS

         The performance goals applicable to Awards intended to qualify for the exemption from the $1 million deduction limitation of Section 162(m) of the Code for non-performance based compensation will be based upon the attainment of a such target levels of net income, cash flow, return on equity, deposits, loans, profits, earnings per share, stock price and/or non-performing or classified loans as may be specified by the Committee with respect to the Company, a subsidiary or a bank office. Which factor or factors, the weighting of the same, and the use of peer group comparisons will be determined by the Committee with respect to each Award.

         The maximum amount of Performance Awards that may be granted to any individual in any year is limited to $1,000,000 and the maximum number of Options, shares of Restricted Stock, Phantom Shares or Other Stock-Based Awards that any individual may be granted in any year, with respect to each type of Award, is limited to 100,000 shares.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1994 STOCK INCENTIVE PLAN.


        SHAREHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

         Shareholders of the Company who intend to submit proposals to the Company's shareholders at the next Annual Meeting of Shareholders must submit such proposals to the Company no later than December 23, 1998. Shareholder proposals should be submitted to the Secretary of the Company at 15000 Northwest Freeway, Houston, Texas 77040.

                                  OTHER MATTERS

         The management of the Company knows of no other matters which may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

                                           By order of the Board of Directors,



                                           /s/ MICHAEL A. ROY

                                           Michael A. Roy
                                           Secretary

                                   APPENDIX A

                           STERLING BANCSHARES, INC.
                           1994 STOCK INCENTIVE PLAN
                           (AS AMENDED AND RESTATED)

         SECTION  1. Purpose of the Plan.

         The Sterling Bancshares, Inc. 1994 Stock Incentive Plan, as hereby amended and restated (the "Plan"), is intended to promote the interests of Sterling Bancshares, Inc., a Texas corporation (the "Company"), by encouraging officers and other employees of the Company and its Subsidiaries to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

         SECTION  2. Definitions.

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Award" shall mean an Option, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares, or Other Stock-Based Award.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus Shares" shall mean an award of Shares granted pursuant to
Section 6(d) of the Plan.

         "Change in Control" shall mean, and shall be deemed to have occurred if:

         (i) any person, other than the Company or any benefit plan of the Company, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Exchange Act) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 35% or more of the total voting power of all of the then-outstanding voting securities of the Company;

         (ii) the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

         (iii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of 50% or more of the total assets of the Company; or

         (iv) the individuals who constitute the Board as of April 23, 1998 (the "Incumbent Board") shall cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Committee" shall mean the Compensation Committee of the Board or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.

         "Employee" shall mean any employee of the Company or a Subsidiary.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, as of any applicable date, the average between the high and low sales price for a Share on the Nasdaq Stock Market as reported by Bloomberg Financial Markets, or any successor reporting system then in use, unless the Shares are listed on a national securities exchange, in which case it shall mean the closing sales price on such exchange as reported by Bloomberg Financial Markets; provided, however, that if Shares shall not have been quoted or traded on such date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may deem appropriate. In no event shall the fair market value of any Share be less than its par value. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Incentive Stock Option" or "ISO" shall mean an option granted under
Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

         "Non-Qualified Stock Option" or "NQO" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

         "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         "Other Stock-Based Award" shall mean an award granted pursuant to
Section 6(f) of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a Share.

         "Participant" shall mean any Employee granted an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

         "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to Section 6(e) of the Plan.

         "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

         "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

         "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $1.00 par value, and such other securities or property as may become the subject of Awards of the Plan.

         "Subsidiary" shall mean any "subsidiary corporation" of the Company as defined in Section 424 of the Code.


         SECTION  3. Administration.

         The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award;
(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

         SECTION  4. Shares Available for Awards.

         (a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 2,000,000. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Shares or other consideration, then the Shares covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Shares with respect to which Awards may be granted.

         (b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         (c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. If the Company is about to (i) be merged into, acquired by or consolidated with another corporation or other entity under circumstances where the Company will not be the surviving corporation or will survive as a subsidiary, or (ii) to sell or otherwise dispose of substantially all of its assets to another corporation or other entity, then the Committee may direct, if the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, acquisition, consolidation or sale of assets, as the case may be, that each holder of an outstanding Award shall be entitled to receive, upon the exercise or payment thereof, in lieu of Shares, such shares of stock or other securities as the holder of such Award would have been entitled to receive had such Award been exercised or paid immediately prior to the consummation of such merger, acquisition, consolidation or sale, and, with respect to an option, the terms of such assumed or replacement option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the option following such merger, acquisition consolidation or sale of assets.

         SECTION  5. Eligibility.

         Any Employee shall be eligible to be designated a Participant by the Committee.

         SECTION  6. Awards.

         (a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option (no Employee may receive Options with respect to more than 100,000 Shares during any calendar year), the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

         (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on such date.

         (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

         (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

         (b) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the performance criteria, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

         (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

         (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

         (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason (other than a Change in Control) during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company and not cause such Award, if it is intended to qualify as performance based compensation under Section 162(m) of the Code, to fail to so qualify under Section 162(m) of the Code, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

         (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in
         Section 6(g)(ii).

         (v) Limit. The maximum number of Shares of Restricted Stock that may be granted to any Participant during any year shall not exceed 100,000 Shares.

         (c) Performance Awards. The Committee shall have the authority to determine the Employees who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish with respect to the Award.

         (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

         (ii) Payment of Performance Awards. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the performance period, in accordance with procedures established by the Committee with respect to such Award.

         (iii) Limit. The maximum number of Performance Awards that may be granted to any Participant during any year shall not exceed $1 million.

         (d) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to Employees. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor.

         (e) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Employees upon such terms and conditions as the Committee may determine.

         (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

         (ii) Dividends. Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

         (iii) Limit. The maximum number of Phantom Shares that may be awarded to any Participant during any year shall not exceed 100,000 Phantom Shares.

         (f) Other Stock-Based Awards. The Committee may also grant to Employees an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. The maximum number of Shares with respect to which an Employee may be granted an Other Stock-Based Award during any year shall not exceed 100,000 Shares.

         (g) General.

         (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

         (ii)     Limits on Transfer of Awards.

                  (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee.

                  (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

                  (C) To the extent specifically provided by the Committee with respect to a grant, a Nonqualified Stock Option may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or Persons on such terms and conditions as the Committee may establish.

         (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

         (iv) Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (v) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

         (vi) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price, or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

         (vii) Performance Criteria. The Committee shall establish performance goals applicable to those Awards (other than Options) the payment of which is intended by the Committee to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. The performance goals shall be based upon the attainment of such target levels of net income, cash flows, return on equity, profits, stock price, return on assets, loans, deposits, earnings per Share and classified or nonperforming loans as may be specified by the Committee. Such targets (other than stock price and earnings per Share) may be expressed in terms of the Company, a Subsidiary, or a bank office, as determined by the Committee. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant.

         SECTION  7. Amendment and Termination.

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

         (i) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(c) of the Plan.

         (ii) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall reduce the benefit to Participant without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

         SECTION  8. Change in Control.

         Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or year-end employment requirements, and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement.

         SECTION  9. General Provisions.

         (a) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

         (b) Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax obligation through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

         (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

         (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

         (g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

         (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (j) Tax Gross-Ups. To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash, Shares or other property, of any Award made to a Participant under the Plan (a "Benefit") is subject to an excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company shall pay such person an amount of cash (the "Gross-up Amount") such that the "net after-tax" Benefit received by the person under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any other taxes on the Gross-up Amount, shall be equal to the net after-tax Benefit that such person would have received if such Parachute Tax had not been applicable.

         SECTION  10. Effective Date of Plan Amendment and Restatement.

         This amendment and restatement of the Plan shall be effective as of the date of its approval by the stockholders of the Company. All previously granted Awards outstanding on the effective date of this amendment and restatement of the Plan shall thereafter be subject to the terms of the amended and restated Plan as if such Award had been directly amended, except where such "deemed" amendment would cause any outstanding Incentive Stock Option to cease to qualify as such.

         SECTION  11. Term of the Plan.

         No Award shall be granted under the Plan after April 18, 2004. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

                            STERLING BANCSHARES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.




                                                                WITHHOLD
                                                                AUTHORITY
1.  ELECTION OF ONE CLASS I DIRECTOR for a            FOR all   to vote for          FOR all nominees, except vote
    one year term ending at the 1999 Annual          nominees   all nominees         withheld for those named below:
    Meeting of Shareholders. Nominee: John             [ ]          [ ]                   [ ]
    B. Carter, Jr.
                                                                                                 --------------------------
                                                                                                     Nominee Exceptions


2.  ELECTION OF FIVE CLASS III DIRECTORS for
    a three year term ending at the 2001               FOR            WITHHELD
    Annual Meeting of Shareholders.                    [ ]              [ ]
    Nominees: J. Downey Bridgwater, John H.
    Buck, Bruce J. Harper, George Martinez,
    Steven F. Retzloff.


3.  Proposal to Amend the Articles of
    Incorporation to increase the Authorized
    Shares of Common Stock from 30,000,000             FOR       AGAINST        ABSTAIN
    to 50,000,000 shares.                              [ ]         [ ]            [ ]



4.  Proposal to Amend the Sterling
    Bancshares, Inc. 1994 Incentive Stock
    Option Plan as more fully described in             FOR       AGAINST        ABSTAIN
    the Proxy Statement.                               [ ]         [ ]            [ ]



5. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment thereof. Either of the proxies of their respective substitutes, who shall be present and acting, shall have and may exercise all the powers hereby granted.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4 AND UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.




-------------------------------------------------------------------------------
    Signature                                               Date




-------------------------------------------------------------------------------
    Signature                                               Date


(Please sign exactly as your name appears at left. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc., should also so indicate when signing.)

                            STERLING BANCSHARES, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
         THE COMPANY FOR THE ANNUAL SHAREHOLDER'S MEETING APRIL 23, 1998

     The undersigned, hereby revoking all prior proxies, hereby appoints George Martinez and Michael A. Roy, and each of them, his true and lawful agents
P    and proxies, with full and several power of substitution, to represent and
R    to vote all the shares of Common Stock of STERLING BANCSHARES, INC.
O    standing in the name of the undersigned, and with respect to which the
X    undersigned would be entitled to vote if personally present, at the Annual
Y Meeting of Shareholders of STERLING BANCSHARES, INC. to be held on April 23, 1998 at Sterling Bank's Mangum Office, 2201 Mangum Road, Houston, Texas 77092, and at any adjournment(s) thereof, on all matters coming before said meeting.

                               (change of address)

                    -----------------------------------------

                    -----------------------------------------

                    -----------------------------------------

                    -----------------------------------------
                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         BY USING THE ENCLOSED ENVELOPE


                                                                     SEE REVERSE
                                                                        SIDE